EXHIBIT 24

POWER OF ATTORNEY OF DIRECTORS OF

STANCORP FINANCIAL GROUP, INC.

The undersigned hereby appoints each of J. Greg Ness and Floyd F. Chadee, signing singly, as the undersigned’s true and lawful attorney-in-fact and agent to:

(1) execute for and on behalf of the undersigned as a director or officer of StanCorp Financial Group, Inc., the annual report on Form 10-K for the year ended December 31, 2013, complete and execute any amendment or amendments thereto, and timely file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; and

(2) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be in the best interest of, or legally required by the undersigned.

The undersigned hereby ratifies and confirms all that the attorney-in-fact and agent shall do or cause to be done under this Power of Attorney.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 26th day of February 2014.

/s/ Virginia L. Anderson Virginia L. Anderson

/s/ Frederick W. Buckman Frederick W. Buckman

/s/ Stanley R. Fallis Stanley R. Fallis

/s/ Timothy A. Holt Timothy A. Holt

/s/ Debora D. Horvath Debora D. Horvath

/s/ Duane C. McDougall Duane C. McDougall

/s/ Kevin M. Murai Kevin M. Murai

/s/ Eric E. Parsons Eric E. Parsons

/s/ Mary F. Sammons Mary F. Sammons

/s/ E. Kay Stepp E. Kay Stepp

/s/ Michael G. Thorne Michael G. Thorne